Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, Amendment number 1, of Energem Corp., of our report dated September 10, 2021, on our audit of the financial statements of Energem Corp. as of August 16, 2021, and the related statements of operations, changes in stockholder’s equity and cash flows from August 6, 2021 (inception) through August 16, 2021, and the reference to us under the caption “Experts.”

/s/ Adeptus Partners, LLC

Ocean, New Jersey

October 20, 2021